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                           AGREEMENT OF JOINT FILING

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13G, and any amendments thereto, with respect to the Common Stock, par value $0.001 per share, of Cyclacel Pharmaceuticals, Inc., and that this Agreement be included as an exhibit to such filing.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of the date written below.

Dated:  April 6, 2006            INVESCO PRIVATE CAPITAL, INC.



                                 By:      /s/  Jeffrey Kupor
                                      -----------------------------------------
                                 Name:  Jeffrey Kupor
                                 Title: Secretary and General Counsel



                                 IPC DIRECT ASSOCIATES V, L.L.C.



                                 By:      /s/  Johnston L. Evans
                                      -----------------------------------------
                                 Name:  Johnston L. Evans
                                 Title: General Partner